Exhibit 24.2

I, Faye C. Brown, Senior Assistant Secretary of Merck & Co., Inc. (the “Company”), a corporation duly organized and existing under the laws of the State of New Jersey, do hereby certify that the following is a true and correct copy of a resolution adopted on July 23, 2019, at a meeting of the Board of Directors of said Company held in New York, New York, duly called in accordance with the provisions of the By-Laws of said Company, and at which a quorum of Directors was present:

Special Resolution No. 45 - 2019

RESOLVED, that the designated officers (as defined below) of the Company be, and each of them hereby is, authorized to prepare or cause to be prepared, and to execute, in the name and on behalf of the Company, and to file or cause to be filed with the Securities and Exchange Commission (the “SEC”), a Registration Statement in substantially the form provided to the Board, with such changes, additions and modifications thereto as they may approve, and any and all exhibits and other documents relating thereto or required by law or regulation in connection therewith, for the registration under the Securities Act of 1933 of the shares of Common Stock of the Company which may be issued under the Merck & Co., Inc. 2019 Incentive Stock Plan (the “Plan”), such Plan having been approved by the shareholders of the Company on May 28, 2019; and it is further

RESOLVED, that the designated officers of the Company be, and each of them hereby is, authorized to execute such other instruments, make all payments and do or cause to be done all such other acts and things as, in the opinion of any such officer, may be necessary, advisable or desirable, in order that the Registration Statement shall become and remain effective under the 1933 Act; and it is further

RESOLVED, that the Senior Vice President and Corporate Secretary of the Company be, and she hereby is, designated and appointed the agent for service of process on the Company under the 1933 Act in connection with the Registration Statement and any and all amendments (including, without limitation, post-effective amendments) and supplements thereto, with all the powers incident to such appointment; and it is further

RESOLVED, that the designated officers of the Company who execute the Registration Statement or any amendment thereto (whether on behalf of the Company or as officers thereof, or both) be, and each of them hereby is, authorized and empowered to execute a power of attorney appointing any of the named officers, individually and not jointly, as attorney-in-fact, to execute the Registration Statement and any amendment or supplement thereto, in any such capacity, and to cause the Registration Statement and any amendments or supplements thereto to be filed with the SEC, if appropriate, and with all other appropriate governmental and private organizations; and it is further

RESOLVED, that the designated officers of the Company be, and each of them hereby is, authorized to make all filings, pay all required fees and expenses, execute all necessary listing applications and other agreements and take all other action necessary to list the Plan Common Stock on such securities exchanges inside or outside the United States, as such designated officer may deem appropriate; and it is further

RESOLVED, that the Chairman, President and Chief Executive Officer, the Executive Vice President, Global Services and Chief Financial Officer, the Executive Vice President and General Counsel, the Senior Vice President Finance — Global Controller, and the Senior Vice President and Treasurer shall be the “designated officers of the Company” for the purpose of this Special Resolution and that each of them and their designees, if any, is authorized to execute such agreements and other documents as may be necessary or appropriate for the purposes of carrying out this Special Resolution; and it is finally

RESOLVED, that all actions taken prior to the adoption of these resolutions by any officer, director or committee of the Board in connection with the transactions contemplated herein are hereby ratified, confirmed and approved.

IN WITNESS WHEREOF, I have hereunto subscribed my signature and affixed the seal of the Company this 12th day of August 2019.

[Corporate Seal]	/s/ Faye C. Brown
Faye C. Brown
Senior Assistant Secretary